EXHIBIT C
                                    ---------

                                ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement"), dated as of January 9, 1998, is made by and among:

     Cathay Global Investments, Inc. ("Cathay"), a Nevada corporation, and certain of its affiliates, including (without limitation) Georgia Resources, Inc. ("Georgia"), a Nevada corporation, and C.I.S. Resources Limited Liability Company ("CIS"), a Colorado limited liability company (Cathay, Georgia and CIS being collectively referred to herein as "the CGI Parties") whose addresses are 1401 Seventeenth Street, Suite 1520, Denver, CO 80202 (tel: 303-296-6789; fax: 303-297-0609);

     Capital Aggregate Partners, LLC ("CAP"), a Colorado limited liability company, with its principal offices at 9250 E. Costilla Avenue, Suite 650, Englewood, CO 80112 (tel: 303-732- 0414; fax 303-792-0533)

     Amereco, Inc. ("Amereco"), a Utah corporation, whose address is 680 Atchison Way #800 Castle Rock, Colorado, 80104 (tel: 303-688-5160; fax:
     303-688-4287); and

     Law Offices of Diana L. Powell, Esq., ("Escrow Agent"), whose address is 4600 S. Ulster St., Suite 700, Denver, CO 80237 (tel: 303-804-3813; fax:
     303-740-6789).

                                    RECITALS
                                    --------

     The CGI Parties, CAP and Amereco are parties to an agreement dated January 9, 1998 (the "Purchase Agreement") pursuant to which agreement CAP will purchase from the CGI Parties the debt and equity interests in Amereco on the terms described in the Purchase Agreement.

     This Agreement forms a part of a transaction being completed pursuant to the Purchase Agreement. It is the intention of the parties that this Agreement and the other agreements be interpreted consistently to accomplish the intent of the parties as expressed in the Purchase Agreement.

     The CGI Parties, CAP, and Amereco desire that the Escrow Agent serve as escrow agent hereunder, and the Escrow Agent has agreed to serve in that capacity under this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereby agree as follows:

     1. Definitions. Any terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

     2. Appointment of Escrow Agent. The Law Offices of Diana L. Powell, Esq. are hereby appointed as Escrow Agent to accept, retain and release the documents described herein to be held in escrow (collectively referred to as the "Transaction Documents") in accordance with the provisions of this Agreement. The Escrow Agent hereby accepts such appointment and acknowledges receipt of various envelopes containing the Transaction Documents as follows:

Envelope C-1:  All  documents   related  to  the  Shares  and  Options  and  the
               assignment thereof to CAP from the CGI Parties.
Envelope C-2:  All documents related to the Secured  Cathay/Amereco Note and the assignment thereof to CAP from the CGI Parties.
Envelope C-3:  All  documents  related  to the  Secured  Congress  Note  and the assignment thereof to CAP from the CGI Parties.
Envelope C-4:  Release by CAP of any  interest  in the Shares  and  Options  and related documents contained in Envelope C-1, executed by CAP and notarized.
Envelope C-5:  Release by CAP of any interest in the Secured Cathay/Amereco Note and related documents contained in Envelope C-2, executed by CAP and notarized.
Envelope C-6:  Release by CAP of any interest in the Secured  Congress  Note and related documents contained in Envelope C-3, executed by CAP and notarized.

From the CGI Parties, the Transaction Documents in the envelopes marked "C-1," "C-2," and "C-3."

From CAP, the Transaction Documents in the envelopes marked "C-4," "C-5," and "C-6."

Exhibits C-1, C-2, C-3, C-4, C-5, and C-6 which describe the documents contained in the similarly numbered envelopes (collectively the "Transaction Documents") attached hereto and incorporated herein by this reference, more fully describe the above documents to be deposited in Escrow. The Purchase Agreement and its exhibits are also attached hereto for the Escrow Agent's reference. The Escrow Agent agrees to accept, retain, release and deliver the Transaction Documents in accordance with the provisions of this Escrow Agreement.

     3. Completion/Non-Completion Certification and Escrow Release.

          a. Completion. Upon the completion of the transactions described in the Purchase Agreement, Escrow Agent shall proceed as follows:

               i. Upon receipt by the Escrow Agent of either certified funds or verified bank wire in the amount of $331,092 made payable to Cathay for the Shares and Options and reimbursement as described in Sections 3(a) and 3.4 of the Purchase Agreement, Escrow Agent shall deliver to CAP the envelopes marked C-1 and C-4, and forward said funds to Cathay.

               ii. Upon receipt by the Escrow Agent of certified funds or verified bank wire made payable to Cathay in the amount of:

                    (1)  $1,000,000 on or before June 15, 1998; or

                    (2) $1,300,000 on or before September 15, 1998 (but after June 15, 1998); or

                    (3) $1,600,000 on or before December 15, 1998 (but after September 15, 1998); or

                    (4) $1,900,000 on or before March 15, 1999 (but after December 15, 1998)

for payment of both the New 3-Year Note and the New 5-Year Note as provided for in said Notes, Escrow Agent shall deliver to CAP the envelopes marked C-2, C-3, C-5, and C-6.

               iii. Upon receipt by the Escrow Agent of either certified funds or verified bank wire for payment in full for the New 3-Year Note (other than as set forth above but prior to default), Escrow Agent shall deliver to CAP the envelopes marked C-2 and C-5, and forward said funds to Cathay.

               iv. Upon receipt by the Escrow Agent of either certified funds or verified bank wire for payment in full for the New 5-Year Note (other than as set forth above but prior to default), Escrow Agent shall deliver to CAP the envelopes marked C-3 and C-6, and forward said funds to Cathay.

          b. Non-Completion -- CGI Shares and Options. If CAP fails to make the payments required in Section 3(a) and 3.4 of the Purchase Agreement, Cathay may (not earlier than two business days after such default) advise the Escrow Agent as to such default. The Escrow Agent shall, not later than the business day following the receipt of such notification by hand delivery or by fax, provide CAP a copy of Cathay's notification. If CAP does not submit a written statement to the Escrow Agent disputing the facts set forth within Cathay's notification (which must include a reasonable evidence of payment) within two business days following the date Cathay's notification was received by the Escrow Agent, the Escrow Agent will:

          Deliver to Cathay the envelopes marked C-1, C-2, C-3, C-4, C-5, C-6

          c. Non-Completion --New 3-Year Note. If CAP fails to make the payments required pursuant to the New 3-Year Note, Cathay may advise the Escrow Agent as to such default. The Escrow Agent shall, not later than the business day following receipt of such notification by hand delivery or by fax, provide CAP a copy of Cathay's notification. If CAP does not submit a written statement to the Escrow Agent disputing the facts set forth within Cathay's notification (which must include reasonable evidence of payment) within two business days following the date Cathay's notification was received by the Escrow Agent, the Escrow Agent will:

          Deliver to Cathay the envelopes marked C-2, C-3, C-5, C-6

          d. Non-Completion -- New 5-Year Note. If CAP fails to make the payments required pursuant to the New 5-Year Note, Cathay may advise the Escrow Agent as to such default. The Escrow Agent shall, not later than the business day following receipt of such notification by hand delivery or by fax, provide CAP a copy of Cathay's notification. If CAP does not submit a written statement to the Escrow Agent disputing the facts set forth within Cathay's notification (which must include reasonable evidence of payment) within two business days following the date Cathay's notification was received by the Escrow Agent, the Escrow Agent will:

          Deliver to Cathay the envelopes marked C-3, and C-6

         4.       Receipt of Notifications and Payments.

          a. If the Escrow Agent receives from any person any notifications or other documentation with respect to any of the CGI Securities or the CGI Notes, the Escrow Agent will, not later than the next business day, send a copy of such notification or other documentation to both Cathay and CAP by facsimile and by courier.

          b. If the Escrow Agent receives from any person any payment of dividends or distributions with respect to the CGI Securities or any payment of any principal, interest, or other charge with respect to the CGI Notes, the Escrow Agent will hold such payment for appropriate distribution upon payment or non payment under the terms of the Purchase Agreement as described above.

     5. Terms and Conditions to Escrow Agent's Acceptance. Acceptance by the Escrow Agent of Escrow Agent's duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

          a. Amereco agrees to pay the fees and expenses of the Escrow Agent in accordance with their existing fee agreement. The Escrow Agent shall not be liable for any act or omission to act under this Agreement, including any and all claims made against the Escrow Agent as a result of Escrow Agent's holding the Transaction Documents, except for Escrow Agent's own gross negligence or willful misconduct. CAP, the CGI Parties, and Amereco jointly and severally, agree to indemnify the Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney's fees) claimed against or incurred by the Escrow Agent arising out of or related, directly or indirectly, to this Agreement, except acts of gross negligence or willful misconduct by the Escrow Agent. The Escrow Agent may decline to act and shall not be liable for failure to act if the Escrow Agent determines in good faith that Escrow Agent is in doubt as to Escrow Agent's duties under this Agreement.

          b. The Escrow Agent is not a party to any of the Transaction Documents nor does Escrow Agent make any judgment on the content, completeness or validity of said documents. The Escrow Agent's only responsibility is to keep safely the Transaction Documents and release them in accordance with the terms of this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including, but not limited to, the Purchase Agreement. In the event that the Escrow Agent determines in good faith that Escrow Agent is uncertain as to Escrow Agent's duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Transaction Documents until Escrow Agent shall (i) receive written instructions signed by Cathay and CAP, or (ii) is directed otherwise by a court of competent jurisdiction.

          c. The Escrow Agent may act in reliance upon any instructions signed on signature believed by Escrow Agent to be genuine, and may assume that any person who has been designated by CAP and Cathay to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof, has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The name and true signatures of each individual authorized to act on behalf of Cathay and CAP are stated in the signature area below.

          d. In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any Colorado court of competent jurisdiction and request that such court determine the respective rights of such parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liabilities to either party as a consequence of any such claims or demands.

          e. The Escrow Agent may execute any of Escrow Agent's powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through Escrow Agent's agents or attorneys. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

          f. During the period of Escrow Agent's tenure hereunder, Escrow Agent may be unavailable or absent from time to time due to vacation or unavoidable circumstances. Escrow Agent will, whenever possible, notify all parties in advance of the anticipated length of Escrow Agent's unavailability or absence, and make alternative arrangements for implementation of Escrow Agent's duties hereunder if necessary, and any advisements or notification periods provided for in this Escrow Agreement may be tolled accordingly as imposed by the circumstances.

     6. Resignation of Escrow Agent.

          a. The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of Escrow Agent's resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) days prior to the date specified for such resignation to take effect. If after sixty (60) days from the date of delivery of Escrow Agent's written notice of intent to resign the Escrow Agent has not received a written designation of a successor escrow agent, the Escrow Agent's sole responsibility shall be, in Escrow Agent's sole discretion, either to retain custody of the Transaction Documents until Escrow Agent receives such designation, or to apply to a Colorado court of competent jurisdiction for appointment of a successor escrow agent, and after such appointment to have no further duties or responsibilities in connection herewith, and the Escrow Agent shall be relieved of all liability hereunder, except for any liability arising out of the Escrow Agent's gross negligence or willful misconduct.

     7. Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given and received when so delivered personally, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or by registered or certified mail, postage prepaid and return receipt requested, to the addresses and at the facsimile numbers set forth below:

         Cathay Global Investments, Inc.
         Georgia Resources, Inc.
         C.I.S. Resources Limited Liability Company
         1401 Seventeenth Street, Suite 1520, Denver, CO 80202
         (tel: 303-296-6789; fax: 303-297-0609)

         Capital Aggregate Partners, LLC, 9250 E. Costilla Avenue, Suite 650, Englewood, CO 80112 (tel: 303-732-0414; fax 303-792-0533)

         Amereco, Inc., 680 Atchison Way #800
         Castle Rock, Colorado, 80104 (tel: 303-688-5160; fax: 303-688-4287)

         Diana L. Powell, Esq., 4600 S. Ulster St., Suite 700,
         Denver, CO  80237 (tel: 303-804-3813; fax: 303-740-6789).

         Herrick K. Lidstone, Jr., Esq., Friedlob, Sanderson,
         Raskin, Paulson & Tourtillott, LLC
         1400 Glenarm Place, Denver, Colorado 80202 fax: 303-595-3159

     Addresses (or the person to whose attention notices are to be given) may be changed by giving written notice pursuant to this Section. Any notice hereunder may be given on behalf of any party by its counsel or other authorized representative.

     8. Governing Law. This Agreement is governed by the laws of the State of Colorado without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

     9. Amendment and Nonwaiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party or condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

     10. Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     11.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts; each such executed counterpart shall be deemed an original land all such counterpart together shall constitute one and the same instrument.


              (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and the date first above written.

CATHAY GLOBAL INVESTMENTS, INC.              C.I.S. RESOURCES LIMITED LIABILITY
                                             COMPANY
                                             By Continental Integrated Services,
                                             Inc., its sole Member
By: /s/  Earl B. Wing
   --------------------------------
   Earl B. Wing, Vice President
                                             By: /s/  Chih-Hui Lu
                                                --------------------------------
                                                Chih-Hui Lu, Secretary/Treasurer

GEORGIA RESOURCES, INC.


By: /s/  Chih-Hui Lu
   ---------------------------------
   Chih-Hui Lu, Secretary/Treasurer


CAPITAL AGGREGATE PARTNERS, LLC


By: /s/  Gary J. Graham
   ---------------------------------
   Gary J. Graham, Manager


AMERECO, INC.                                LAW OFFICES OF
                                             DIANA L. POWELL, ESQ.


By: /s/  Kenneth W. Tribbey                  /s/  Diana L. Powell
   ----------------------------------        -----------------------------------
   Kenneth W. Tribbey, Vice President

                                   EXHIBIT C-1

Documents to be Deposited by the CGI Parties: All documents related to the Shares and Options and the assignment thereof to CAP from the CGI Parties.

     Document Description
     --------------------

1. One or more certificates representing an aggregate of 3,635,165 shares of Amereco common stock in transferable form indorsed to CAP with signatures medallion guaranteed, and/or assignments, stock powers, and/or other legally acceptable documentation, with the records of Amereco reflecting the address of the Escrow Agent as the record address for Cathay (such address not to be changed without the written consent of CAP and Cathay).

2. Option agreements representing the right to acquire 1,563,994 shares of Amereco common stock on various terms and conditions, together with executed assignments thereof from the optionees to CAP.

                                   EXHIBIT C-2

Documents to be Deposited by Cathay: All documents related to the Secured Cathay/Amereco Note and the assignment thereof to CAP from the CGI Parties.

     Document Description
     --------------------

1. Secured Loan Agreement effective as of April 18, 1997, between Amereco, Inc. and Cathay Global Investments, Inc.

2. Promissory Note dated as of April 18, 1997, from Amereco, Inc. ("Amereco") to Cathay Global Investments, Inc. ("Cathay") in the principal amount of $947,618.81, together with executed assignment thereof from Cathay to Capital Aggregate Partners, LLC.


3.


4. Registration Rights Agreement effective as of April 18, 1997, between Amereco and Cathay.

5. Pledge Agreement dated June 20, 1997, between Amereco and Cathay pledging all of the shares of the issued and outstanding common stock of Omnivest Resources, Inc., wholly-owned subsidiary of Amereco, which shares are evidenced by Certificate 14 (for 4,501,801 shares), together with blank stock powers executed by Amereco in form for transfer by delivery.

6. Pledge Agreement dated June 20, 1997, between Steven H. Miller and Cathay pledging all of the shares of the issued and outstanding common stock and preferred stock of Amereco held by Steven H. Miller as of January 31, 1997, which shares are evidenced by Certificates 3054 (for 671,245 shares), 2548 (for 822,200 shares) and 2790 (for 450,000 shares) (collectively being 38,869 shares following a reverse stock split previously accomplished by Amereco), and options to acquire 350,000 shares pursuant to option agreements dated November 10, 1992, and October 10, 1995, together with blank stock powers executed by Mr. Miller in form for transfer by delivery.

7. Pledge Agreement dated June 20, 1997, between Kenneth W. Tribbey and Cathay pledging all of the shares of the issued and outstanding common stock and preferred stock of Amereco held by Kenneth W. Tribbey as of January 31, 1997, which shares are evidenced by Certificates 2549 (for 800,000 shares), 2791 (for 450,000 shares) and 3055 (for 671,245 shares) (collectively being 38,425 shares following a reverse stock split previously accomplished by Amereco), and options to acquire 350,000 shares pursuant to option agreements dated November 10, 1992, and October 10, 1995, together with blank stock powers executed by Mr. Tribbey in form for transfer by delivery.

                                   EXHIBIT C-3

Secured Congress Note Documents: All documents related to the Secured Congress Note and the assignment thereof to CAP from the CGI Parties.

1. The First Amended and Restated Loan and Security Agreement between Omnivest Resources, Inc. ("ORI") and Congress Financial Corporation (Western) ("Congress") dated August 1, 1996, as amended by the First Amendment to First Amended and Restated Loan and Security Agreement and Related Documents dated August 2, 1996, the Second Amendment to First Amended and Restated Loan and Security Agreement and Related Documents dated March 17, 1997, and the Third Amendment to First Amended and Restated Loan and Security Agreement and Related Documents dated April 18, 1997.

2. First Amended and Restated Term Promissory Note dated August 1, 1996, from ORI to Congress in the principal amount of $2,375,000, together with executed assignment thereof from Cathay to Capital Aggregate Partners, LLC.

3. The UCC financing statements filed against ORI by Congress with the Colorado Central Indexing System, the Georgia Central Indexing System, the Utah Secretary of State and Douglas County, Colorado, subject to the releases described in the other Loan Documents.

4.   The Guaranty from Amereco, Inc. to Congress dated August 1, 1996.

                                   EXHIBIT C-4

                             RELEASE AND ASSIGNMENT
                             ----------------------

     Capital Aggregate Partners, LLC, a Colorado limited liability company whose address is 9250 E. Costilla Avenue, Suite 650, Englewood, CO 80112 ("CAP"), hereby releases, remises, assigns, and quitclaims to Cathay Global Investments, Inc., C.I.S. Resources Limited Liability Company, and Georgia Resources, Inc. (in such amounts as such interests were held prior to January 9, 1998) all of CAP's right, title and interest in and to the documents, instruments, and assets described on EXHIBIT C-1 (the "C-1 Assets") which exhibit is attached hereto and by this reference incorporated herein. This Release and Assignment is effective for all purposes as of January 9, 1998, the date as of which the C-1 Assets ere placed into escrow.

Dated: January 14, 1998
to be effective as of January 9, 1998.


                                            CAPITAL AGGREGATE PARTNERS, LLC



                                            By: /s/  Gary J. Graham
                                               ---------------------------------
                                               Gary J. Graham, Manager and
                                               Authorized Representative

                                   EXHIBIT C-5

                             RELEASE AND ASSIGNMENT
                             ----------------------

     Capital Aggregate Partners, LLC, a Colorado limited liability company whose address is 9250 E. Costilla Avenue, Suite 650, Englewood, CO 80112 ("CAP"), hereby releases, remises, assigns, and quitclaims to Cathay Global Investments, Inc., C.I.S. Resources Limited Liability Company, and Georgia Resources, Inc. (in such amounts as such interests were held prior to January 9, 1998) all of CAP's right, title and interest in and to the documents, instruments, and assets described on EXHIBIT C-2 (the "C-2 Assets") which exhibit is attached hereto and by this reference incorporated herein. This Release and Assignment is effective for all purposes as of January 9, 1998, the date as of which the C-2 Assets ere placed into escrow.

Dated: January 14, 1998
to be effective as of January 9, 1998.


                                            CAPITAL AGGREGATE PARTNERS, LLC



                                            By: /s/  Gary J. Graham
                                               ---------------------------------
                                                Gary J. Graham, Manager and
                                                Authorized Representative

                                   EXHIBIT C-6

                             RELEASE AND ASSIGNMENT
                             ----------------------

     Capital Aggregate Partners, LLC, a Colorado limited liability company whose address is 9250 E. Costilla Avenue, Suite 650, Englewood, CO 80112 ("CAP"), hereby releases, remises, assigns, and quitclaims to Cathay Global Investments, Inc., C.I.S. Resources Limited Liability Company, and Georgia Resources, Inc. (in such amounts as such interests were held prior to January 9, 1998) all of CAP's right, title and interest in and to the documents, instruments, and assets described on EXHIBIT C-3 (the "C-3 Assets") which exhibit is attached hereto and by this reference incorporated herein. This Release and Assignment is effective for all purposes as of January 9, 1998, the date as of which the C-3 Assets ere placed into escrow.

Dated: January 14, 1998
to be effective as of January 9, 1998.


                                            CAPITAL AGGREGATE PARTNERS, LLC



                                            By: /s/  Gary J. Graham
                                               ---------------------------------
                                               Gary J. Graham, Manager and
                                               Authorized Representative